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MORGAN STANLEY
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 Morgan Stanley Compensation & Governance Practices  April 2023

 FOR: Four Management Proposals (1)  1– Approve the compensation of Named Executive Officers (Say on Pay Non-Binding Advisory Vote)  Based on outstanding individual performance and solid financial performance in 2022, total CEO compensation was set at  $31.5MM, down 10% from $35MM for 2021  Under Mr. Gorman’s leadership, for 2022, the Firm’s balanced business model demonstrated resilience to adverse markets and performed as intended, allowing for growth and sustainable capital return:  ‒ Net revenues were $53.7 billion and Net Income was $11 billion, or $6.15 per diluted share  ‒ Reported full year ROTCE of 15.3% and an efficiency ratio of 73%, and the standardized Common Equity Tier 1 capital ratio at December 31, 2022 was 15.3%  ‒ Continued to increase returns to shareholders. The quarterly dividend was increased by 11% to $0.775, with total dividends paid of $5.1 billion, and the Firm repurchased $9.9 billion in shares  ‒ Continued to deliver peer leading long-term shareholder return and premium valuation relative to peers and improvement in rating agency profile  In addition, Mr. Gorman maintained focus on the Firm’s risk and control framework, made changes to further the development of senior leadership, and continued the Firm’s commitment to diversity and inclusion and continued to lead the Company’s execution of the successful integrations of E*TRADE and Eaton Vance  Notwithstanding the above, in a challenging economic and market environment, Firm performance for 2022 was not as strong as the prior year in which the Firm achieved record financial performance and the Firm’s shareholder return for 2022 was down  Consistent with previous years’ compensation and shareholder feedback over the years, 75% of 2022 CEO incentive compensation is deferred over three years and subject to cancellation and 60% is delivered in performance-vested equity, and 100% of 2022 CEO deferred incentive compensation is delivered in equity  2  See the End Notes for additional information related to the content presented on this page.  .  Morgan Stanley’s Board of Directors Recommends Shareholders Vote:

 AGAINST: Two Shareholder Proposals  Adopt Improved Shareholder Right to Call a Special Shareholder Meeting  Adopt Policy to Cease Financing New Fossil Fuel Development  Morgan Stanley’s Board of Directors Recommends Shareholders Vote:  FOR: Four Management Proposals (continued)  2• Approve Holding the Say on Pay Vote Annually (non-binding advisory vote)  3• Elect all Director Nominees  4• Ratify Deloitte & Touche LLP’s Appointment as the Firm’s Independent Auditor  2•  1•  2

 FIRM  2019  2020  2021  2022  As reported  As reported  As reported  As reported  Net Revenues  $41.5Bn  $48.8Bn  $59.8Bn  $53.7Bn  Efficiency Ratio  72%  69%  67%  73%  Net Income  $9.0Bn  $11.0Bn  $15.0Bn  $11.0Bn  EPS (1)  $5.19  $6.46  $8.03  $6.15  Dividends  ROTCE  $2.2Bn $2.3Bn $3.8Bn $5.1Bn  13.4% 15.2% 19.8% 15.3%  See the End Notes for additional information related to the content presented on this page.  .  4  Our Business Model Performed as Designed and Continued to Deliver Solid Results

 Strength of Business Model Tested in a Challenging Year  Highest inflation in 40 years  Fastest rate increases in 40 years  Tail end of worst pandemic in 100 years  War in Europe  Significant geopolitical and political turmoil  Worst underwriting calendar in 10 years  S&P 500 down (19)%  16% ROTCE, excluding integration-related expenses  15.3% CET1 Ratio  $54Bn in Net Revenues  ~3% Dividend Yield, ~$10Bn Buyback  Record WM Pre-Tax Profit  >$300Bn in Net New Assets  Integration of two major acquisitions  What Happened in 2022  How We Did in 2022 (1)  See the End Notes for additional information related to the content presented on this page.  .  4

 Delivered Solid Results in 2022 and Reaffirmed Performance Goals  2022 Results  Longer-Term Goal  $10 Trillion In Client Assets  S. ee the End Notes for additional information related to the content presented on this page.  .  6  Performance Goals To Support Longer-Term Objectives (1)  WM Net New Assets  $1 Trillion Every  ~3 Years  WM Pre-Tax Margin  30%+  Efficiency Ratio  <70%  ROTCE  20%+  ROTCE  15.3%  Efficiency Ratio  73%  WM Pre-Tax Margin  27.0%

 Maintained Strength in ISG with Continued Transformative Growth in WM and IM  Strong Leadership in ISG  2022 Wallet Share (%) (1)  278  981  2017 - 2019  2020 Pro Forma - 2022  Added ~$1Tn of NNA in Last 3 Years in WM  Net New Assets ($Bn) (2)  Growth in Fee-Based Revenues in IM  AM and Related Fees ($Bn)  2.0  5.3  2014  2022  Investment Banking  ~15%  ~20% Equities  Fixed Income  ~10%  See the End Notes for additional information related to the content presented on this page.  .  8

 Generating Consistently Stronger Shareholder Returns Relative to Peers, Even in a Challenging Year  (10%)  (17%)  (11%)  Morgan Stanley  Avg. Global S&P 500 Fin.  Peers (6) Index  5%  18%  Morgan Stanley  Avg. Global S&P 500 Fin.  Peers Index  (4%)  See the End Notes for additional information related to the content presented on this page.  .  8  36%  Morgan Stanley  Avg. Global S&P 500 Fin.  Peer(6s) Index  81%  1-Year (2022) TSR (1)(2)(3) 3-Year (2020-2022) TSR (1)(2)(4) 5-Year (2018-2022) TSR (1)(2)(5)  Top Relative Performance by MS vs. Peer Average and Market Across All Time Periods  During 2022, Morgan Stanley share price decreased by 13% from $98.16 to $85.02, while delivering an ROTCE of 15.3% compared to a peer average of 8.8%(6)  86%  (6)

 0.10  0.35  0.775  2014  2020  2022  2.0  1.8  1.7  2014  2020 2022  Acquisition-Related Share Issuance (3)  10.9%  15.3%  2014 2022  Excess Capital vs. Regulatory Requirement  Regulatory Requirement: 13.3%  Ongoing Commitment to Dividend and Buyback  4Q Dividend Per Share ($) (1) Shares Outstanding (Bn) (2)  CET1 Ratio (%) (4)  ~3% Dividend Yield and ~6% Buyback While Maintaining Excess Capital  Continued to Increase Dividend Continued to Reduce Share Count Maintained Excess Capital  ~200 bps  +302MM  See the End Notes for additional information related to the content presented on this page.  .  8

 Supporting our Employees and Communities with a Continued Focus on Diversity and Inclusion  CULTURE  Our culture guides our employees, and our values inform everything we do  EMPLOYEE EXPERIENCE  Supporting employees throughout their career journey  DIVERSITY & INCLUSION  Drive diversity, equity and inclusion for our employees, clients and communities  Continued to drive strong organizational culture and client engagement through the Firm’s Core Values: Do the Right Thing, Put Clients First, Lead with Exceptional Ideas, Commit to Diversity and Inclusion, and Give Back  Continued focus on improving workforce diversity, inclusion and belonging through targeted recruiting and professional development offerings and our employee affinity groups  Strengthened investments and expanded offerings to help drive stronger, more equitable outcomes for underserved communities through thought leadership, engagement with diverse-led enterprises, philanthropy and employee volunteering  Launched a comprehensive HR Modernization effort including tech-enabled solutions that support the retention and development of all employees at every stage in their career  Deepened investments in the health and wellbeing of our employees, including a new concierge-based primary care offering, expanded parental leave and family planning policies, and additional mental health care and financial wellness resources  12

 Compensation Program Objectives and Features  Morgan Stanley has a pay for performance philosophy, and is committed to responsible compensation programs with the following key objectives, all of which support the Firm’s culture and values and shareholders’ interests  Deliver Pay for Sustainable Performance  Align Compensation with Shareholders’ Interests  Attract and Retain Top Talent  Mitigate Excessive Risk-Taking  Deferred incentive compensation with three-year vesting, cancellation and clawback provisions, and no automatic vesting upon change-in-control  Performance-vested equity incentive award where shares earned can range from 0 to 1.5x target based on three-year performance against absolute ROTCE objectives  For grants beginning in 2023, replaced the relative TSR objective included in prior year awards with an objective that measures Firm ROTCE relative to ROTCE of each member of a peer group  This change ensures the award continues to be aligned with Firm performance and strategic objectives, while maintaining strong alignment with shareholder interests through the share-based nature of this award  100% of CEO’s deferred compensation is awarded in equity with share ownership and retention requirements  Executive compensation best practices, including prohibitions on pledging, hedging, selling short or trading derivatives, and no excise tax protection upon change-in- control  Key Features  12  Key Objectives

 Framework for Determining CEO Compensation  Morgan Stanley has a robust process that supports and reinforces the pay for performance philosophy that incorporates the following key steps:  Set Performance Priorities  Establish Target Compensation Range  Assess Performance  Determine Compensation  In the context of the Firm’s strategic objectives, the Board sets annual performance priorities  Priorities include both financial and non-financial performance metrics for the Firm and its business segments  The CMDS Committee determines CEO compensation after year end based on its performance assessment and discussion with the Board  The CMDS Committee determines CEO compensation elements that support the Firm’s key compensation objectives  The CMDS Committee establishes the target CEO compensation range  Range is informed by prior year CEO compensation at peer financial firms, among  other factors  Guidelines for performance assessment are outlined  The CMDS Committee assesses Firm and CEO performance at year end, including:  Progress in achieving the Firm’s strategic objectives and annual performance priorities  The CEO’s overall leadership  MS CEO Target Compensation Range (1)   $40 Million or More   CEO performance exceeds expectations  Strong Firm performance and shareholder returns  CEO performance meets expectations  Firm performance and shareholder returns generally in line with peers with room for continued progress  CEO performance below expectations  Firm performance and shareholder returns are below expectations  $20 Million or Less  See the End Notes for additional information related to the content presented on this page.  .  12

 Annual Performance Priorities  Each year, the CMDS Committee and Board set performance priorities with management. Performance against these quantitative and qualitative measures inform executive compensation decisions  Firm risk management and controls  Talent development and diversity progress  Credit rating  Board assessment of Firm culture, leadership, strategy, resilience, and reputation  Regulatory standing  Firm financial performance  Expense Efficiency Ratio and ROTCE  Total Shareholder Return  Capital and liquidity strength  Business segment performance  Qualitative  12  Quantitative

 CEO Compensation Determination  At year end, the CMDS Committee assessed CEO and Firm performance, discussed that assessment with the Board, and established 2022 CEO compensation  + Solid financial performance in 2022  Balanced business model demonstrated resilience to adverse markets and performed as intended, allowing for growth and sustainable capital return  +  Leadership has positioned the Firm well as it relates to its strategy, core values, and culture  +  % of Incentive Compensation  1.5  7.5  4.5  18.0  $31.5MM  100%  Equity Incentive Compensation  Base Salary  60%  Performance-Vested Equity Incentive Compensation  25%  Cash Bonus  15%  Time-Vested Deferred Equity Incentive Compensation  -  Firm performance for 2022 was not as strong as the prior year during which the Firm achieved record financial performance  While dividends and share buy backs increased, total  - shareholder return for 2022 decreased due to overall market decline  Maintained focus on risk and controls, developed senior  + leadership, and continued commitment to diversity and inclusion  2022 CEO Compensation Elements ($MM)  2022 Performance Evaluation  Down 10% from $35MM for 2021  12

 Committed to Maintaining Best in Class Governance  12  ROBUST BOARD OVERSIGHT  ANNUAL BOARD EVALUATION  SHAREHOLDER RIGHTS AND ACCOUNTABILITY  COMMITTED TO SUSTAINABILITY  VALUE AND RESPOND TO SHAREHOLDER FEEDBACK  Firm’s strategy, including an annual offsite with management  Annual business plans  Enterprise Risk Management (ERM) framework  Diversity and inclusion, environmental, social and governance (ESG), and climate change matters  Culture, values and conduct  Succession plans for CEO and senior executives  One-on-one interviews for Board, Independent Lead Director and committee evaluations include:  Duties and responsibilities, including individual director performance  Board and committee structure, including board and ethnic diversity  Culture, process and execution  Policies and practices are revised as appropriate  Adopted proxy access  Shareholders who own at least 25% of common stock may call special meeting of shareholders  All directors elected annually by majority vote  No “poison pill” in effect  Sustainability Report informed by Sustainability Accounting Standards Board (SASB) guidance  Climate Report in line with Task Force on Climate-Related Financial Disclosures (TCFD) recommendations  Pledged to reach net- zero financed emissions by 2050  Interim 2030 financed emissions targets for the most emissions-intensive sectors within our corporate lending portfolio  Investor input in recent years has led to:  Enhanced proxy disclosure of alignment  of compensation and performance, and ESG matters  Inclusion of a Board matrix that shows gender and race/ethnicity for each director nominee  Our Diversity and Inclusion Report  Amendments to the Board’s  “overboarding” policy  Key Corporate Governance Practices

 Board of Directors Has Relevant and Diverse Experience  Average Tenure: 6.4 years  All members of all committees are non-management, and the Board benefits from an engaged Independent Lead Director (1) with  expansive responsibilities  Nominees’ Skills Align with Firm Business Model and Strategy (2)  Less than 5 years:  6  5-10 years:  5  10 years +:  3  Non-Management:  13  Management:  1  4  female directors  4  ethnically diverse directors  50%  of board is gender and/or ethnically diverse  5  65 years  4  directors  Average age of Board  new directors in the  born outside  upon election at  last three years (since  of the U.S.  annual meeting  beginning of 2020)  Diverse and International Board (2)  Board Tenure Balance  Board Independence  Cybersecurity / Technology /  Information Security  7  Accounting / Financial Reporting  8  ESG / Sustainability  8  Current or Former CEO  9  Risk Management  10  13  12  12  12  11  Financial Services Human Capital Management  Academia / Government / Public Policy / Regulatory Affairs  Global / International Perspective  Public Company Governance  See the End Notes for additional information related to the content presented on this page.  .  12

 Independent Board Leadership and Board Refreshment  Stephen Luczo (66)  Tenure: 3 Years  Currently Managing Partner at Crosspoint Capital Partners  Previously Chair and CEO of Seagate Technology  Perry M. Traquina (67) Risk Chair  Tenure: 8 Years  Previously Chair, CEO and Managing Partner of Wellington Management Company LLP  Thomas H. Glocer (63) Independent Lead Director Tenure: 10 Years  Currently Managing Partner of Angelic Ventures, LP  Previously CEO of Thomson Reuters Corporation and M&A lawyer at Davis Polk & Wardwell LLP  Shelley Leibowitz (62)  Tenure: 2 Years  Currently President of SL Advisory  Previously Group Chief Information Officer for the World Bank and Chief Information Officer of several financial services firms  Alistair Darling (69)  Tenure: 7 Years  Previously Chancellor of the Exchequer, Member of the House of Lords and the House of Commons, and served in the government of the United Kingdom  Mary L. Schapiro (67) Tenure: 4 Years  Currently Vice Chair for Public Policy and Special Advisor to the Founder and Chairman of Bloomberg L.P.  Previously Chair of U.S. Securities and Exchange Commission  James Gorman (64)  Tenure: 13 Years  Chairman of the Board and CEO of MS  Previously President of MS, Co-Head of Strategic Planning and President and COO of MS Wealth Management  Hironori Kamezawa (61)  Tenure: 2 Years  Currently President and Group CEO of MUFG and Director of MUFG and MUFG Bank  Previously Deputy President of MUFG and Deputy President of MUFG Bank  Dennis M. Nally (70) CMDS Chair  Tenure: 6 Years  Previously Chairman of Pricewaterhouse Coopers International Ltd.  Erika H. James (53)  Tenure: 1 Year  Currently Dean of the Wharton School of the University of Pennsylvania  Previously John H. Harland Dean at Emory University’s Goizueta Business School  Masato Miyachi (62)  Tenure: 1 Year  Currently Advisor of MUFG Bank and Mitsubishi UFJ Securities Holdings Co., Ltd.  Previously Director, Deputy President and Chief Executive of Global Corporate and Investment Banking of MUFG Bank  = New Director in 2020-2023  Jami Miscik (64) Ops and Tech Chair Tenure: 8 Years  Currently CEO of Global Strategic Insights  Previously CEO and Vice Chair of Kissinger Associates, Inc., Global Head of Sovereign Risk at Lehman Brothers, and Deputy Director for Intelligence at the CIA  Robert H. Herz (69) Audit Chair  Tenure: 10 Years  Currently President of Robert H. Herz LLC  Previously Chairman of Financial Accounting Standards Board  Rayford Wilkins, Jr (71) G&S Chair  Tenure: 9 Years  Previously CEO of Diversified Businesses of AT&T Inc.  See the End Notes for additional information related to the content presented on this page.  .  20

 Morgan Stanley Has a Clear Climate Transition Path  Morgan Stanley’s public commitments to a low carbon economy are supported by robust governance and transparent disclosures  Our Public Commitments  Achieve net-zero financed emissions by 2050  Active member in the Net-Zero Banking Alliance and Partnership for Carbon Accounting Financials  2030 interim financed emissions reduction targets for the most emissions-intensive sectors within our corporate lending portfolio:  Auto Manufacturing (-35%)  Energy (-29%)  Power (-58%)  Mobilize $750Bn to support low-carbon solutions by 2030  Carbon neutrality across our global operations in 2022  Governance and Disclosure  Our Board oversees our policies and risks regarding climate change, including our public commitments regarding our climate transition path and our Environmental and Social Policy Statement  The Firm’s Climate Risk Committee is chaired by the Chief Risk Officer and Chief Sustainability Officer and is responsible for integrating climate- risk considerations across the Firm  Our Policy Statement:  Contains commitments relating to our financing and other activities in emissions-intensive sectors  Limits certain activities in these sectors  Our Firm-level climate disclosure is in line with TCFD recommendations and supplements  our SASB disclosures  Our 2021 Climate Report included baseline financed emissions data  20

 Responsive to a prior proposal submitted by the proponent, our Board has already approved amendments to our Bylaws to provide that owners of at least 25% of Morgan Stanley’s common stock may call a special meeting of shareholders.  We believe this threshold is appropriate for our investor base and currently nearly half of the S&P 500 companies require at least 25% ownership threshold to call a special meeting.  Given the right of shareholders to call a special meeting that is already in place and that certain important matters must be submitted to shareholder vote, the Board does not believe that it is necessary or advisable to lower the threshold required to call a special meeting of shareholders from 25% to 10%.  Morgan Stanley is committed to active engagement with, and responding to the views and concerns of, our shareholders.  Our Board and management recognize the importance of active shareholder engagement and being responsive to shareholder feedback. The Board obtains shareholder input from multiple forums.  Our existing governance practices and policies already ensure that our Board is fully accountable to our shareholders.  Independent Lead Director with expansive duties and an experienced and diverse Board that over the past three years has been elected by an average of approximately 99% of the votes cast.  Any shareholder may suggest a director candidate to our Governance and Sustainability Committee for consideration.  Our certificate of incorporation does not include any super-majority vote provisions.  Proactively adopted proxy access provisions, maintain robust director equity ownership requirements and no “poison pill.”  20  Our Board Recommends Shareholders Vote AGAINST Proposal Requesting Adoption of Improved Shareholder Right to Call a Special Shareholder Meeting (1/2)

 Our Board believes that allowing owners of at least 25% of our common stock to call a special meeting strikes the right balance between providing an important right to owners of a significant portion of our common stock, on the one hand, while avoiding unnecessary, burdensome and costly special meetings called by a small minority of shareholders to advance their own interests, on the other hand.  Our Board believes it is in the best interests of Morgan Stanley and our shareholders to hold a special meeting only if requested by the owners of 25% of our common stock because:  Preparing for special meetings would require considerable attention from senior management, diverting them from managing our operations and executing our business strategy.  Holding these special meetings would require the preparation and distribution of proxy materials, together with the solicitation and tabulation of votes, resulting in significant legal, printing and distribution costs for Morgan Stanley.  Allowing any 10% holder(s) of our common stock to have an unlimited ability to call special meetings at any time and for any purpose would encourage them to use this costly mechanism to serve their narrow interests, without providing any corresponding benefit to Morgan Stanley and our shareholders as a whole.  20  Our Board Recommends Shareholders Vote AGAINST Proposal Requesting Adoption of Improved Shareholder Right to Call a Special Shareholder Meeting (2/2)

 A similar proposal asking the Board to adopt a policy by the end of 2022 committing to proactive measures to ensure that the Company’s lending and underwriting do not contribute to new fossil fuel development received approximately 8.4% in favor at our 2022 annual meeting.  While there are some minor differences in this year’s proposal, the impact effectively remains the same in that it will impede our ability to work with oil and gas clients on their transition to a low-carbon economy to the detriment of our clients, shareholders and the real-economy.  Morgan Stanley recognizes the need to balance the urgency for action on climate with the realities of the current social, economic and geopolitical landscape; however, we believe that we need to have the flexibility to assist our clients. The adoption of an overly restrictive policy would limit our ability to meet our clients’ needs. The proposal does not take into account current geopolitical realities, and that the demand for fossil fuel production may not decline as quickly and steadily as previously thought.  Morgan Stanley continues to support the transition to a low-carbon economy. We have already committed to achieve Net-Zero financed emissions (Net-Zero) by 2050 and have announced multiple commitments to help facilitate this transition, including our 2030 interim financed emissions targets for the auto manufacturing, energy and power sectors.  We have also committed to mobilize $750 billion to support advancing low carbon solutions by 2030 as part of Morgan Stanley’s larger goal to mobilize $1 trillion towards sustainable solutions in support of the United Nations’ 2030 Sustainable Development Goals.  Since the beginning of 2022, we have published our second Climate Report consistent with the guidance of the Task Force on Climate-Related Finance Disclosures. The report discloses our baseline financed emissions lending intensity and absolute financed emissions and we intend to update this reporting on an annual basis.  20  Our Board Recommends Shareholders Vote AGAINST Proposal Requesting Adoption of a Policy to Cease Financing New Fossil Fuel Development (1/2)

 Our Board oversees Morgan Stanley’s policies with respect to emissions-intensive sectors, including as outlined in our Environmental and Social Policy Statement, which was adopted by the Governance and Sustainability Committee of the Board. Our Policy Statement is reviewed and updated regularly and includes meaningful commitments relating to our financing and other activities focused on emissions-intensive sectors, including coal-fired power generation, thermal coal mining, new oil and gas exploration, and development in the Arctic.  Our efforts include risk-based restrictions on certain activities, enhanced due diligence, and other undertakings/assurances to address the risks that these sectors pose. We continue to engage with clients in the oil and gas sector to understand their greenhouse gas reduction initiatives, Net-Zero commitments and other relevant climate strategies.  Morgan Stanley believes it continues to be well positioned to support the transition to a low-carbon economy by providing our expertise to clients on their transition journey.  We believe the proposal could lead to negative consequences that could affect our business decisions and impact our relationships with our clients and other stakeholders, including:  Less ability to engage with clients in the long- and short-term.  Less ability to take into account future, unanticipated changes to technology, energy demand and geopolitical realities.  Less ability to forge long-term partnerships with companies pursuing low-carbon opportunities.  Less ability to tailor our engagement to the needs of individual companies.  20  Our Board Recommends Shareholders Vote AGAINST Proposal Requesting Adoption of a Policy to Cease Financing New Fossil Fuel Development (2/2)

 End Notes  20  These notes refer to the financial metrics and/or defined term presented on Slide 2  1. Stated metrics are for full-year 2022.  The expense efficiency ratio (‘Efficiency Ratio’) represents total non-interest expenses as a percentage of net revenues.  Net Income represents net income applicable to Morgan Stanley.  Return on average tangible common equity (‘ROTCE’) utilizes net income applicable to Morgan Stanley less preferred dividends as a percentage of average tangible common equity. Average tangible common equity represents average common equity adjusted to exclude goodwill and intangible assets net of allowable mortgage servicing rights deduction.  Common Equity Tier 1 (‘CET1’) Capital Ratio is based on the Basel III Standardized Approach Fully Phased-in rules.  These notes refer to the financial metrics and/or defined term presented on Slide 4  1. Earnings Per Share (‘EPS’) represents earnings applicable to Morgan Stanley common shareholders divided by diluted common shares outstanding.  These notes refer to the financial metrics and/or defined term presented on Slide 5  1. Stated metrics are for full-year 2022.  Dividend Yield represents the annual dividend for full-year 2022 divided by Morgan Stanley’s share price as of January 3, 2022.  Net New Assets (‘NNA’) represent client inflows, including dividends and interest, and asset acquisitions, less client outflows, and exclude activity from business combinations / divestitures and the impact of fees and commissions.  These notes refer to the financial metrics and/or defined term presented on Slide 6  The attainment of these objectives assumes a normal market environment and may be impacted by external factors that cannot be predicted at this time, including geopolitical, macroeconomic and market conditions and future legislation and regulations and any changes thereto.  These notes refer to the financial metrics and/or defined term presented on Slide 7  Wallet Share calculated as the percentage of ISG segment net revenues to the Wallet.  NNA is aggregated across the stated years. 2020 NNA is Pro Forma for E*TRADE, representing the addition of NNA for Morgan Stanley and E*TRADE for the full year. The comparisons of current and prior periods are impacted by asset acquisitions in 3Q 2021 and 1Q 2022.  Represents reported full-year asset management and related-fees revenue of IM, which include management and administrative fees, distribution fees, and performance‐based fees, not in the form of carried interest.

 End Notes  20  These notes refer to the financial metrics and/or defined term presented on Slide 8  Total Shareholder Return represents the change in share price over a period of time plus the dividends paid during such period, expressed as a percentage of the share price at the beginning of such period (defined herein as “TSR”).  Source: Bloomberg  Share price pulled as of 12/31/2021 and 12/31/2022 to calculate a 1-year TSR.  Share prices pulled as of 12/31/2019 and 12/31/2022 to calculate 3-year TSR.  Share prices pulled as of 12/31/2017 and 12/31/2022 to calculate 5-year TSR.  Global peers include: Bank of America, Barclays, Citigroup, Credit Suisse, Deutsche Bank, Goldman Sachs, JP Morgan, UBS and Wells Fargo.  These notes refer to the financial metrics and/or defined term presented on Slide 9  4Q Dividend Per Share represents the dividend per share in the fourth quarter of each respective year.  Shares Outstanding represents end of period common shares outstanding.  Acquisition-Related Share Issuance represents common shares issued in relation to the acquisitions of E*TRADE and Eaton Vance in 2020 and 2021, respectively.  Common Equity Tier 1 capital ratio is based on the Basel III Standardized Approach Fully Phased-in rules.  These notes refer to the CEO compensation presented on Slide 12  Compensation range informed by 2022 compensation levels for the (i) five large U.S. banks: Bank of America, Citigroup, Goldman Sachs, JPMorgan Chase, and Wells Fargo; and (ii) the following other financial companies in S&P 100 Index: AIG, American Express, BlackRock, BNY Mellon, Capital One, Charles Schwab, Mastercard, MetLife, Paypal, US Bancorp, and VISA.  These notes refer to Slide 16  As part of his or her formal duties and responsibilities, the Independent Lead Director shall:  Preside at all meetings of the Board at which the Chairman is not present;  Have the authority to call, and lead, non-management director sessions and independent director sessions;  Help facilitate communication among the Chairman, the CEO and the non-management and independent directors, including serving as liaison between the Chairman and the independent directors;  Approve the types and forms of information sent to the Board;

 End Notes  20  Solicit the non-management directors for advice on agenda items for meetings of the Board and executive sessions to help facilitate Board focus on key issues and topics of interest to the Board;  Be available, if requested, to meet with the Firm's primary regulators;  Be available, if requested by major shareholders, for consultation and direct communication in accordance with the Corporate Governance Policies;  Communicate with the Chairman and the CEO between meetings and act as a "sounding board" and advisor;  Consult with the non-management and independent directors and advise the Chairman and the CEO of the Board's informational needs;  Collaborate with the Chairman and the CEO in developing the agenda for meetings of the Board;  Approve Board meeting agendas and the schedule of Board meetings to assure that there is sufficient time for discussion of all agenda items;  Have authority to request inclusion of additional agenda items;  Communicate with the Chairman and CEO and other members of management, as appropriate, about decisions reached, suggestions and views expressed by non-management directors in executive sessions or outside of Board meetings;  Lead the annual evaluation of the performance and effectiveness of the Board, including consultation with each non-management director regarding Board performance and effectiveness and, as necessary, individual director performance;  Help facilitate the efficient and effective functioning and performance of the Board and discussion;  Help facilitate discussion and open dialogue among non-management directors during Board meetings, executive sessions and outside of Board meetings;  Consult with the Chair of the Governance and Sustainability Committee on Board succession planning and Board Committee appointments;  Coordinate with the Chair of the Governance and Sustainability Committee on recruiting and interviewing candidates for the Board; and  Consult with the Chair of the CMDS Committee on the annual evaluation of the performance of the CEO.  2. Data and metrics are as of the date of the annual meeting and are based on characteristics self-identified by each director nominee.  These notes refer to Slide 17  Director ages and tenures are as of the annual meeting date. For a detailed description of each director’s professional experience and qualifications, skills and attributes, see “Director Nominees” of the 2023 Proxy Statement.  Mr. Miyachi will complete one full year of service on May 26, 2023.

 The information provided herein may include certain non-GAAP financial measures. The definition of such financial measures and/or the reconciliation of such measures to the comparable GAAP figures are included in the Firm’s Annual Report on Form 10-K for the year ended December 31, 2022, which is available on www.morganstanley.com, or within this presentation. The End Notes are an integral part of this presentation.  This presentation may contain forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s current estimates, projections, expectations or beliefs and which are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of risks and uncertainties that may affect the future results of the Firm, please see the Firm’s Annual Report on Form 10-K for the year ended December 31, 2022.  The statements in this presentation are current only as of their respective dates.  20  Notice